EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30552, 333-34876, 333-118543, and 333-131925) of Varsity Group Inc. of our report dated April 12, 2006 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

McLean, Virginia

April 12, 2006